Exhibit 10.17

Applicable to Maximum Amount Guarantee for Short-Term Credit Extension Business, Bank Bill Acceptance and Discount

Maximum Amount Guarantee Contract

Guarantor (Party A):	Multi-Fineline Electronix (Suzhou) Co., Ltd. No.

Legal Address:	Suning Industrial District, Wuzhong Economic Development Zone

Contact Address:

Creditor:	SPDB Suzhou

Address:

Whereas Multi-Fineline Electronix (Suzhou No. 2) Co. Ltd. as the borrower in short-term loan contract(s), as the acceptance applicant in banker’s acceptance bill acceptance agreement(s) and as the discount applicant in commercial draft discount agreement(s) (referred to as the Principal Debtor hereinafter) and the creditor (as the loaner, or the accepting bank or the discounting bank) have already signed/or will sign a series of short-term loan contract(s), banker’s acceptance bill acceptance agreement(s) and commercial draft discount contract(s) (all referred to as the Credit Extension Contract except otherwise specified hereinafter) in accordance with the term, currency type under the right of credit and line of credit extension as described in Provision One of this contract, in order to make sure that the right of credit will be implemented for the creditor, and as a prerequisite for the Principal Debtor to withdraw money under the Credit Extension Contract or for the Creditor to accept draft(s) or process note discount for the Principal Debtor, the two parties hereby conclude this contract after reaching an agreement through negotiations in accordance with the relevant laws and regulations of the People’s Republic of China and on the basis of principle of equality for the two parties to abide by.

I. The principal right of credit as secured under this contract is the principal of credit extension business (including the principal of loans, plus the balance resulting from the face value of banker’s acceptance bills already issued minus the caution security already submitted by the Principal Debtor, plus the face value of commercial drafts for discounts), which the creditor continuously provides to the Principal Debtor with the maximum balance (refers to the maximum time points for the cash amount of credit extension business, and the time points are the points at the end of a business day when the business is over) at no more than RMB (currency type) 82.8 million yuan (in words) in accordance with the stipulations as described in a series of Credit Extension Contracts as signed and to be signed between the creditor and the Principal Debtor from July 30, 2004 to July 29, 2005. If the accepting bank is forced to advance money upon maturity of acceptance of draft, the corresponding principal right of credit for each single transaction shall be respectively converted into the fund to cope with the situation in which the accepting bank is forced to advance money and transfer overdue loans.

With regard to the principal right of credit for each single transaction as involved in this contract, if the time to sign the Master Contract falls within the time period as mentioned above, such is within the scope of this maximum amount guarantee security. The valid evidence for the principal and interest of credit extension business as owed by the Principal Debtor is based on the accounting documents as issued by the creditor in accordance with business operation requirements.

Applicable to Maximum Amount Guarantee for Short-Term Credit Extension Business, Bank Bill Acceptance and Discount

The “expiration” and “maturity” as mentioned in this contract include the situation in which the creditor announces the expiration of credit extension business ahead of schedule.

II. The scope of security as provided by the guarantor under this contract covers all the principal and interest of credit extension business, penalty, compensation, attorney fee and costs of the action for realization of the right of credit, and other relevant expenses that are mature for payment by the Principal Debtor under the Credit Extension Contracts but are not yet paid.

III. The guarantee as mentioned in this contract is joint liability guarantee, and the guarantor bears the joint liability together with the Principal Debtor within the scope of security for the debt as owed by the Principal Debtor. As for all the debt mature for payment by the Principal Debtor but are not yet paid, the guarantor shall unconditionally become the primary debtor to settle such directly with the creditor, and the creditor is hereby authorized to collect such directly from the deposit account(s) as opened by the guarantor at the creditor and other branches within the parent bank system of the creditor, or collect such from the relevant account(s) as opened by the guarantor at other financial institutions in accordance with the law.

IV. The guarantee under this contract is an independent, irrevocable and continuous guarantee. The guarantee contract is not affected by the force of the Master Contract, and does not become invalid or revocable because the credit extension contract becomes invalid or revocable. The guarantor continues to bear the responsibility of guarantee for the extended and reorganized credit extension business as approved by the creditor or for the changed credit extension contract as negotiated between the creditor and the Principal Debtor, and may not therefore terminate, eliminate or alleviate its responsibility of guarantee. The responsibility of guarantee as assumed by the guarantor does not change in any way because the Principal Debtor or the guarantor has taken any action to change its own operation or management system.

V. The period of guarantee for the guarantor under this contract is calculated individually in accordance with each single credit extension transaction, which is two years from the date on which the period of implementation for each principal debt expires. The expiration date for the period of implementation for the principal debt refers to the maturity date for a loan, or the maturity date for a draft accepted, or the maturity date as recorded on a draft used for discount. When the credit extension business is announced to expire ahead of schedule, such shall be deemed as the expiration of the period of implementation for the principal debt, and within the period of guarantee, the creditor may ask at any time the guarantor to bear the responsibility of guarantee, and the guarantor shall bear such responsibility of guarantee.

With regard to the extended and reorganized credit extension business as approved by the creditor, the period of guarantee for the guarantor is two years from the date on which the period of implementation for the newly stipulated principal debt expires.

The guarantor bears the responsibility of guarantee within the period of guarantee under this contract. If the Principal Debtor fails to fulfill debt obligation in accordance with the stipulations as described in the Credit Extension Contract, within the period of guarantee, the creditor may ask the guarantor to bear the responsibility of guarantee. If the creditor does not ask within the period of guarantee the guarantor to fulfill debt obligation, the responsibility of guarantee is waived for the guarantor.

VI. Within the period of guarantee, if the creditor transfers the principal right of credit to a third party in accordance with the law, the guarantor shall continue to bear the responsibility of guarantee within the scope of the original security of guaranty. Within the period of guarantee, without written approval from the creditor and guarantor, the Principal Debtor may not transfer the debt.

VII. The guarantor presents the following statement and guarantee to the creditor, which are presented at the time of signature and remain effective within the valid period of this contract.

Applicable to Maximum Amount Guarantee for Short-Term Credit Extension Business, Bank Bill Acceptance and Discount

(1)	The guarantor is a business entity or other economic organization registered and established in accordance with the laws of China, has sufficient rights over all its assets, has full capacity for civil disposition, and independently assumes civil responsibility to external parties.

(2)	The guarantor has authorized a representative to sign this contract, and all the provisions in this contract are the expression of the true meaning of the guarantor, which are binding on the guarantor legally.

(3)	The signature and implementation of this contract by the guarantor do not violate the laws, regulations, rules, judgments, decisions and orders that the guarantor shall abide by, and do not conflict with the articles of association of the guarantor or any contract and agreement it has signed or any other obligation it has assumed.

(4)	The guarantor guarantees that all the financial statements it has presented are in line with the laws and regulations of China, and that the statements have truly and fairly indicated the financial status of the guarantor; and all the documents and data as involved in this contract are true, valid, complete, accurate and with nothing concealed.

(5)	The guarantor does not conceal any court case, arbitration case, administrative procedure, property protective measure, or enforcement procedure that has already occurred or will occur, which does or may affect its signature or implementation of this contract or may have major negative influence on its operation and financial status, nor conceals other event(s) of major negative influence.

VIII. During the period of guarantee, the guarantor further makes the following promises to the creditor:

(1)	The guarantor guarantees to operate its business in accordance with the law, to cooperate in an active way with the creditor in the supervision and examination of its operational status, and to provide in time to the creditor the financial statements and other relevant data in accordance with the requirements of the creditor.

(2)	The guarantor guarantees that, without written approval from the creditor, it will not make major changes to the articles of association and the scope of business at its own discretion, and it will not sell, lease, transfer or otherwise dispose its assets in entirety or in a greater portion without authorization; nor will it change without authorization its own company management or operation system and get engaged in other activities that affect the rights and interests of the creditor, so that such are sufficient enough to have major negative influence on its financial status or its ability to implement the obligations under this contract.

(3)	The guarantor guarantees that the level of its obligations under this contract is at least no lower than that for other obligations for which it has not provided real guarantee, and that it does not and will not sign both now and in the future any contract or agreement that degrades or will degrade the guarantee obligations under this contract to a subordinate position.

(4)	The guarantor guarantees that, once it has learned of a fact or event that has already occurred or may occur, which has or will have major negative influence on its financial status or its ability to implement the obligations under this contract, the creditor will be notified of it in writing within three days.

(5)	The guarantor guarantees that, if the legal representative and/or authorized representative need to be replaced, the contact address and/or company name need to be changed, or there are major financial and/or personnel changes, the creditor will be notified of such in writing ten days in advance.

(6)	Payments for payables will be made in time, and the obligations under this contract will be implemented.

Applicable to Maximum Amount Guarantee for Short-Term Credit Extension Business, Bank Bill Acceptance and Discount

IX. After this contract goes into effect, if it conflicts with the relevant laws, regulations and rules as promulgated by the state, on the premise that the security and effectiveness of the credit extension business of the creditor are guaranteed, the two parties of the contract shall negotiate and sign in time supplementary contract(s) to make it perfect.

X. This contract goes into effect after the two parties in concern have marked it with official seal and each legal representative or authorized representative has signed on it or marked it with seal, and remains valid until the entire debt of the Principal Debtor under the Credit Extension Contract is paid off, but:

(1)	If the date for signing this contract is earlier than that for signing the Master Contract, this contract then goes into effect on the date on which the Master Contract goes into effect.

(2)	If the Principal Debtor has made full repayment for the credit extension business ahead of schedule, this contract shall terminate in six months from the date on which full repayment is made ahead of schedule, unless the parties of this contract have otherwise stipulated. If the Principal Debtor has made partial repayment for the credit extension business ahead of schedule, the guarantor shall still bear the responsibility of guarantee for the debt not paid yet by the Principal Debtor.

XI. After this contract goes into effect, the guarantor shall implement it. If the guarantor violates the obligations as stipulated in the contract, the creditor may ask the guarantor to bear the responsibility for breach of contract, which is no more than              percent of the principal right of credit, and to compensate the creditor for the economic losses thus suffered, and the contract shall continue to be implemented.

XII. The laws of the People’s Republic of China apply to this contract. Any dispute with regard to this contract is subject to the jurisdiction of the people’s court where the major business site of the creditor is.

XIII. This contract has two identical official copies, which the two parties in concern hold one copy each respectively, and several photocopies for future reference.

Signature by the two parties:

When this contract is signed, the two parties in concern both have no doubt of all the provisions of the contract, and have accurate and correct understanding of the intendment of law as indicated in the relevant provisions about the rights, obligations and responsibilities for the parties in concern.

Guarantor (Official Seal) [signature:] Xu Jiading [illegible round seal]	Creditor (Official Seal) [signature:] Xu Jiading
Legal Representative or Authorized Representative (Signature and Seal)	Legal Representative or Authorized Representative (Signature and Seal)

Bank of Deposit and Account No.:

Date of Signature: August 4, 2004

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